Exhibit 99.1

May 19, 2011

Contact:
Gualberto Ranieri

248-512-2226 (office)

847-778-4162 (cell)

gualberto.ranieri@chrysler.com

Shawn Morgan

(248) 512-2692 (office)

(248) 760-2621 (cell)

shawn.morgan@chrysler.com

Chrysler Group LLC Prices Debt Offerings

Auburn Hills, Mich. , May 19, 2011 - Chrysler Group LLC (“Chrysler Group”) announced today the pricing of its previously announced offering of new secured senior debt securities (the “Notes”) and credit facilities. The Notes will be issued in two tranches: $1.5 billion principal amount of 8% Secured Senior Notes due 2019 and $1.7 billion principal amount of 8-1/4% Secured Senior Notes due 2021. Chrysler Group will also enter into a new senior secured credit facility including a $3 billion term loan facility and a $1.3 billion undrawn revolving credit facility permitting Chrysler Group to borrow funds at 4.75% over LIBOR, subject to a LIBOR floor of 1.25% on the term loan facility.

Chrysler Group intends to use the net proceeds of the Notes offering, together with proceeds from the term loan facility and proceeds from the recently announced exercise by Fiat of an option to acquire an incremental ownership interest in Chrysler Group, to repay its loans from the U.S. and Canadian governments in full and to pay related fees and expenses. The Notes offering, the senior secured credit facility and the Fiat equity investment are expected to close concurrently on May 24, 2011.

Chrysler Group placed the Notes in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This document contains forward-looking statements that reflect management’s current views with respect to future events. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” and “should” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties including market conditions and the price and market for securities to be offered and other risks relating to Chrysler Group’s business and industry, including, but not limited to: the effective implementation of the Chrysler Group LLC 2010 – 2014 Business Plan outlined on November 4, 2009, including successful vehicle launches; industry SAAR levels; continued economic weakness, especially in North America, including continued high unemployment levels and limited available financing for our dealers and consumers; introduction of competing products and competitive pressures which may limit our ability to reduce sales incentives; supply disruptions resulting from the natural disasters in Japan in March 2011; and our ability to realize benefits from our industrial alliance with Fiat. If any of these or other risks and uncertainties occur, or if the assumptions underlying any of these statements prove incorrect, then actual results may be materially different from those expressed or implied by such statements. We do not intend or assume any obligation to update any forward-looking statement, which speaks only as of the date on which it is made.

About Chrysler Group LLC

Chrysler Group LLC, formed in 2009 from a global strategic alliance with Fiat S.p.A., produces Chrysler, Jeep, Dodge, Ram, Mopar and Fiat vehicles and products. With the resources, technology and worldwide distribution network required to compete on a global scale, the alliance builds on Chrysler Group’s culture of innovation, first established by Walter P. Chrysler in 1925, and Fiat’s complementary technology that dates back to its founding in 1899.

Headquartered in Auburn Hills, Mich., Chrysler Group’s product lineup features some of the world’s most recognizable vehicles, including the Chrysler 300, Jeep Wrangler, Dodge Challenger and Ram 1500. Fiat contributes world-class technology, platforms and powertrains for small- and medium-size cars, allowing Chrysler Group to offer an expanded product line including environmentally friendly vehicles.

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